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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 28, 1998


                                GIANT GROUP, LTD.
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             (Exact name or registrant as specified in its charter)



             Delaware                     1-4323                23-0622690
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(State or other jurisdiction of         (Commission            (IRS Employer
 incorporation or organization)        File Number)         Identification No.)


9000 Sunset Boulevard, Los Angeles, California                     90069
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   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:     (310) 273-5678
                                                        --------------


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         (Former name or former address, if changed since last report.)


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Item 2. Acquisition or Disposition of Assets.

        On April 28, 1998, GIANT GROUP, LTD., (the "Registrant"), sold its company plane, a Gulfstream IISP acquired in 1991, for a net sales price of approximately $6.2 million for cash, to an unrelated purchaser.


Item 7. Financial Statements and Exhibits.

(b)     Pro Forma Financial Information

        The unaudited pro forma effect of the plane sale on the Registrant's Consolidated Balance Sheet as of December 31, 1997 would be a decrease in property and equipment, net of approximately $3.4 million and an increase in cash and marketable securities of approximately $6.2 million, as the Registrant would recognize a gain on the sale of approximately $2.8 million pre-tax.

(c)     Exhibits

        None.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           GIANT GROUP, LTD.


Dated: May 5, 1998                     By: /s/ William H. Pennington
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                                           William H. Pennington
                                           Vice President